UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	January 30, 2009

BUILDING MATERIALS CORPORATION OF AMERICA
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

33-81808	22-3276290
(Commission File Number)	(IRS Employer Identification No.)

1361 Alps Road
Wayne, New Jersey	07470
(Address of principal executive offices)	(Zip Code)

(973) 628-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ADDITIONAL REGISTRANTS

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Registration No./I.R.S. Employer Identification No.	Address, including zip code and telephone number, including area code, of registrant’s principal executive offices

Building Materials Manufacturing Corporation	Delaware	333-69749-01/ 22-3626208	1361 Alps Road Wayne, NJ 07470 (973) 628-3000

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)     On January 30,  2009,  David A Harrison  converted  his  full-time employment  as the Senior Vice  President,  Chief  Marketing  Officer of Building  Materials Corporation of America (the "Company") and its subsidiaries  to become a consultant to the Company.  In connection with this change in employment  status, Mr. Harrison ceased being a member of the Board of  Directors  of the  Company  and its  subsidiaries  on such date.  To effect  this  change in  status,  on  January  30,  2009,  the Company  and  Mr.  Harrison  entered  into a  Separation  Agreement  and General  Release as well as a  related consulting services agreement (the "Consulting Agreement").

(e)     For the first twelve months of the Consulting Agreement, Mr. Harrison will receive a monthly fee of $28,000.00.  Thereafter, Mr. Harrison will receive a monthly fee of $10,000.  Mr. Harrison is prohibited from working with or providing services to a competitor of the Company during the term of the Consulting Agreement and for a period thereafter.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

BUILDING MATERIALS CORPORATION OF AMERICA

BUILDING MATERIALS MANUFACTURING CORPORATION

Dated: February 5, 2009	By:	/s/ John F. Rebele
Name:	John F. Rebele
Title:	Senior Vice President,
Chief Financial Officer and
Chief Administrative Officer

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